UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

March 27, 2006

United Online, Inc.

(Exact Name of Registrant as specified in Charter)

Delaware	000-33367	77-0575839
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

21301 Burbank Boulevard

Woodland Hills, California 91367

(Address of principal executive offices) (Zip Code)

Telephone: (818) 287-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 27, 2006, the Compensation Committee of the Board of Directors of United Online, Inc. adopted the United Online, Inc. 2006 Management Bonus Plan (the “Bonus Plan”), substantially in the form filed herewith as Exhibit 10.01 (United Online, Inc. 2006 Management Bonus Plan) and incorporated herein by reference in its entirety, for the benefit of Mark R. Goldston, Theodore R. Cahall, Charles S. Hilliard, Gerald J. Popek, Frederic A. Randall, Jr., Robert J. Taragan and Mathew J. Wisk. The participants are eligible for a cash incentive award if employed by the company or any of its participating subsidiaries on the earlier of March 1, 2007 or the date on which bonuses under the Bonus Plan are distributed.

The individual bonus awards payable to the participants in the Bonus Plan for fiscal 2006 shall be based upon the company’s success in achieving specified targets tied to the company’s revenues and operating income (before depreciation and amortization expenses and certain other expenses) (collectively, the “Targets”). In addition, the participants in the Bonus Plan are entitled to receive an additional bonus in the event the company successfully completes and has taken steps to successfully integrate an acquisition that is approved by the Board and that fulfills the company’s strategy of diversifying the company’s business beyond Internet access (the “Acquisition Bonus”). While the bonuses shall be awarded if the company achieves the Targets and acquisition goals described above, the Compensation Committee may use its discretion to award bonuses based on criteria other than the targets described above if the Compensation Committee determines it to be appropriate based on executive performance and other facts and circumstances, with the goal being to reward performance based upon the company’s objectives.

The bonuses shall be based on a percentage of each individual’s base salary for fiscal 2006. For Mr. Goldston, he will receive a bonus based on a sliding scale of up to 160% of his base salary depending upon the company’s attainment of the Targets. In addition, Mr. Goldston’s Acquisition Bonus will be 30% of his base salary. For the other eligible participants, each will receive a bonus based on a sliding scale of up to 140% of his base salary depending upon the company’s attainment of the Targets. In addition, the Acquisition Bonus for each of the other eligible participants will be 10% of their base salary, except that the Acquisition Bonus for Mr. Hilliard will be 20% of his base salary and the Acquisition Bonus for Mr. Randall will be 15% of his base salary.

In the event the company achieves revenues or operating income (before depreciation and amortization expenses and certain other expenses) that are in between specified Targets, the Compensation Committee may use its discretion to provide an individual an additional bonus, pro rata or otherwise, based on the company’s achievement. In addition, if the company completes more than one Board-approved acquisition during 2006, the Compensation Committee will determine at the time of the subsequent acquisition whether an additional Acquisition Bonus shall be paid with respect to the subsequent acquisition. Whether an additional Acquisition Bonus will be paid will be determined in the sole discretion of the Compensation Committee. The Compensation Committee may also vary the percentage bonuses in connection with subsequent acquisitions depending on its review of relevant factors including, without limitation, the size, complexity and benefits of the subsequent acquisitions.

ITEM 9.01. EXHIBIT

(d)	Exhibit.

Exhibit No.

Description

	10.01	United Online, Inc. 2006 Management Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 30, 2006	UNITED ONLINE, INC.

/s/ Charles S. Hilliard
Charles S. Hilliard
Executive Vice President, Finance
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.

Description

10.01	United Online, Inc. 2006 Management Bonus Plan